As filed with the Securities and Exchange Commission on February 10, 2016	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CARDICA, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3287832

(IRS Employer Identification No.)

900 Saginaw Drive

Redwood City, California 94063

(Address of Principal Executive Offices)

2016 Equity Incentive Plan

Inducement Plan

(Full title of the plan)

Julian Nikolchev

 Chief Executive Officer

Cardica, Inc.

900 Saginaw Drive

Redwood City, California 94063

(Name and address of agent for service)

(650) 364-9975

(Telephone number, including area code, of agent for service)

Copies to:

Nancy H. Wojtas

Cooley LLP

3175 Hanover Street

Palo Alto, California 94304

(650) 843-5000

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer☐	Accelerated filer☐	Non-accelerated filer☐	Smaller reporting company☑
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount to be	Proposed Maximum Offering	Proposed Maximum Aggregate	Amount of
to be Registered	Registered (1)	Price Per Share (2)	Offering Price (2)	Registration Fee
Common Stock, par value $0.001 per share	11,291,169	$0.26	$3,101,527	$313

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s common stock.

(2)

Estimated in accordance with Rule 457(c) and Rule 457(h) solely for the purpose of calculating the registration fee on the basis of (a) the weighted-average exercise price for outstanding options granted pursuant to the Registrant’s Inducement Plan, and (b) $0.26, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Market on February 4, 2016, with respect to the shares to be registered pursuant to the Registrant’s 2016 Equity Incentive Plan. The chart below details the calculations of the registration fee:

Securities	Number of Shares of Common Stock	Offering Price Per Share	Aggregate Offering Price
Shares issuable upon the exercise of outstanding options granted under the Inducement Plan	5,291,169	$0.29134	$1,541,527
Shares reserved for future grant under the 2016 Equity Incentive Plan	6,000,000	$0.26	$1,560,000
Proposed Maximum Aggregate Offering Price:			$3,101,527
Registration Fee:			$313

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Cardica, Inc. (the “Company”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a)     The Company’s latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed.

(b)     All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.

(c)     The description of the Company’s Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

DESCRIPTION OF SECURITIES

Not Applicable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Not Applicable.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. The Company’s Bylaws require the Company to indemnify its directors and officers to the fullest extent not prohibited by the Delaware General Corporation Law (“DGCL”); provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or (iv) such indemnification is otherwise required to be made under the Bylaws. The Company’s Bylaws also permit the Company to indemnify its employees and other agents as set forth in the DGCL. The Bylaws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification.

The Bylaws provide that the rights to indemnification are not the exclusive rights to indemnification, and that Company is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL. The Company has entered into indemnity agreements with each of its directors and executive officers. Such indemnity agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law.

EXEMPTION FROM REGISTRATION CLAIMED

Not Applicable.

EXHIBITS

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Cardica, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (2)

4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (5)

4.6	Amended and Restated Bylaws of Cardica, Inc. (6)

4.7	Certificate of Designations of Series A Convertible Preferred Stock. (7)

5.1	Opinion of Cooley LLP.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature page).

99.1	Inducement Plan, as amended.

99.2	2016 Equity Incentive Plan.

(1)

Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-129497, filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(2)	Filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 19, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.
(7)

Filed as Exhibit 3.6 of the Company’s Registration Statement on Form S-1, File No. 333-194039, as amended and filed with the Securities and Exchange Commission on April 14, 2014, and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Redwood City, state of California, on this 10th day of February, 2016.

Cardica, Inc.
By:	/s/ Julian Nikolchev
Julian Nikolchev
President and Chief Executive Officer

POWER OF ATTORNEY

     Know All Persons By These Presents, that each person whose signature appears below hereby constitutes and appoints Julian Nikolchev and Robert Y. Newell, and each of them acting individually, as his true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments to said Registration Statement (including post-effective amendments and any related registration statements thereto filed pursuant to Rule 462 and otherwise), and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signatures	Title	Date

/s/ Julian Nikolchev	President, Chief Executive	February 10, 2016
Julian Nikolchev	Officer and Director (Principal Executive Officer)

/s/ Robert Y. Newell	Chief Financial Officer
Robert Y. Newell	(Principal Financial and Accounting Officer)	February 10, 2016

/s/ Thomas A. Afzal	Director	February 10, 2016
Thomas A. Afzal

/s/ Michael A. Bates	Director	February 10, 2016
Michael A. Bates

/s/ Gregory D. Casciaro	Director	February 10, 2016
Gregory D. Casciaro

/s/ R. Michael Kleine	Director	February 10, 2016
R. Michael Kleine

/s/ Samuel Navarro	Director	February 10, 2016
Samuel Navarro

/s/ William H. Younger, Jr.	Director	February 10, 2016
William H. Younger, Jr.

‘

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Amended and Restated Certificate of Incorporation of Cardica, Inc. (1)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (2)

4.3	Certificate of Correction of Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (3)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (4)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Cardica, Inc. (5)

4.6	Amended and Restated Bylaws of Cardica, Inc. (6)

4.7	Certificate of Designations of Series A Convertible Preferred Stock. (7)

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1 to this Registration Statement).

24.1	Power of Attorney (included in the signature page).

99.1	Inducement Plan, as amended.

99.2	2016 Equity Incentive Plan.

(1)

Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1, File No. 333-129497, filed with the Securities and Exchange Commission on November 4, 2005, as amended, and incorporated herein by reference.

(2)	Filed as Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 16, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 19, 2012, and incorporated herein by reference.
(5)	Filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on November 15, 2013, and incorporated herein by reference.
(6)	Filed as Exhibit 3.2 to the Company's Current Report on Form 8-K, File No. 000-51772, filed with the Securities and Exchange Commission on August 19, 2008, and incorporated herein by reference.
(7)

Filed as Exhibit 3.6 of the Company’s Registration Statement on Form S-1, File No. 333-194039, as amended and filed with the Securities and Exchange Commission on April 14, 2014, and incorporated herein by reference.